EXHIBIT 1.01

ALTRIA GROUP, INC.

Conflict Minerals Report

For The Year Ended December 31, 2018

Overview:

Altria Group, Inc. is a holding company that conducts business through its wholly-owned subsidiary operating companies and services companies that support its operating companies. References to “Altria” in this report refer to Altria Group, Inc. and its subsidiary operating companies and services companies, unless otherwise specified or otherwise required. Altria prepared this report pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended.

The United States Securities and Exchange Commission (the “SEC”) requires registrants that manufacture or contract to manufacture products containing conflict minerals (defined as columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten) necessary to the functionality or production of those products (“3TG”) to file a Form SD. For products that contain 3TG, a registrant must conduct a reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the 3TG originated in the Democratic Republic of Congo or an adjoining country (a “Covered Country”). From January 1, 2018 until December 18, 2018, (the “Reporting Period”), Nu Mark LLC (“Nu Mark”), an Altria operating company, sold products containing 3TG. Altria does not believe that any of its other operating companies sold products containing 3TG that are necessary to their functionality or production. The products that Nu Mark sold that contain 3TG were e-vapor devices and related cartridges, battery assemblies and chargers under the MarkTen and Green Smoke brand names (collectively, the “Nu Mark Products”). In 2018, Nu Mark expanded its product offerings, which resulted in an increase in the number of smelters used from the previous year. However, in December 2018, Nu Mark announced the discontinuation of production and distribution of all Nu Mark Products. As of December 19, 2018, Nu Mark Products were no longer available for purchase online and were only available at existing retail locations while supplies lasted.

Description of Altria’s RCOI:

Altria began investigating the uses of 3TG in its products in 2012 and has periodically updated its processes to reflect evolving industry best practices and changes to its products and supply chains. Altria established a management system to support supply chain due diligence related to 3TG that includes a senior management review board and a team of subject matter experts from functions such as Procurement, Import Export Services, Product Development and Law (the “Conflict Minerals Team”). The Conflict Minerals Team created a process for (i) conducting the RCOI regarding the use of 3TG in Altria operating companies’ products and (ii) preparing the required disclosures and, to the extent necessary, reports.

Using information on the composition of Altria operating companies’ products prepared by the appropriate business functions, the Conflict Minerals Team determined that certain of the Nu Mark Products contain a small amount of gold, tin, tungsten and tantalum necessary to their functionality or production.

Based on their findings, the Conflict Minerals Team performed an RCOI of the Nu Mark Products. Nu Mark had a diverse and complex global supply chain and there are typically multiple tiers between the mines and production facilities for 3TG and its direct suppliers. Nu Mark relied on its direct suppliers to coordinate with their lower-tier (upstream) suppliers to obtain accurate information about the origins of 3TG in the goods provided to Nu Mark. Therefore, a critical part of the RCOI involved engaging with Nu Mark’s direct suppliers. The Conflict Minerals Team provided Nu Mark’s direct suppliers with (i) a notice letter describing the requirements of the Rule and Altria’s reporting obligations and (ii) an annual certification form regarding whether the goods provided to Nu Mark contained 3TG and, if so, the source of the 3TG in those goods. The Conflict Minerals Team then worked with the direct suppliers to identify and trace the supply chain to the smelter or refiner that processed the minerals, and to the country of origin where possible, for each component of the Nu Mark Products that contained 3TG. As part of this process, the Conflict Minerals Team requested that all direct suppliers of goods that possibly contain 3TG provide information using the template developed by the Responsible Minerals Initiative (“RMI”, formerly the Conflict-Free Sourcing Initiative), known as the Conflict Minerals Reporting Template (the “CMRT”). The Conflict Minerals Team also requested that the direct suppliers contact each of their upstream suppliers and request certifications regarding whether the components that they provided contained 3TG and, if so, the source of the 3TG in those components. When a report warranted clarification or confirmation, the Conflict Minerals Team contacted the direct supplier to clarify or confirm information and responses of both the direct supplier and upstream suppliers. In some cases, the Conflict Minerals Team directly contacted upstream suppliers in order to obtain CMRTs, or for clarification and confirmation of information contained in the upstream supplier’s report.

The Conflict Minerals Team received responses from all the direct and upstream suppliers that were identified as part of Nu Mark’s supply chain and conducted further due diligence on the source and chain of custody of the 3TG in the Nu Mark Products, as described below.

Description of Due Diligence Process:

The Conflict Minerals Team designed its 3TG due diligence process based upon the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidelines”). This process contains the following five steps:

Step 1. Establish Strong Company Management Systems
Step 2. Identify and Assess Risks in the Supply Chain
Step 3. Design and Implement a Strategy to Respond to Identified Risks
Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
Step 5. Report Annually on Supply Chain Due Diligence

Step 1. Establish Strong Company Management Systems

Conflict Minerals Position

Altria has an internal 3TG procedure that defines the process for conducting RCOI and due diligence regarding the use of 3TG and for preparing the forms and reports required by the Rule. Altria also has a conflict minerals position statement that is available on Altria’s website at http://www.altria.com/Responsibility/Supply-Chain-Responsibility/Conflict-Minerals/Pages/default.aspx?src=leftnav.

Conflict Minerals Team

As noted above, Altria established the Conflict Minerals Team to support supply chain due diligence related to 3TG. The Conflict Minerals Team is responsible for implementing and conducting 3TG due diligence on behalf of Altria’s operating companies.

Control Systems

Altria engages in industry-wide initiatives to enhance supply chain responsibility and to keep abreast of industry best practices. Specifically, Nu Mark is a member of RMI and the Responsible Business Alliance, formerly the Electronics Industry Citizenship Coalition. The Conflict Minerals Team reviewed the certifications and reports provided by Nu Mark’s direct and upstream suppliers to confirm whether the smelters and refiners in Nu Mark’s supply chain participated in RMI’s Responsible Minerals Assurance Process. Table A below contains a list of smelters and refiners that Nu Mark’s direct and upstream suppliers identified as being present in their supply chains and that the Conflict Minerals Team believed processed 3TG contained in the Nu Mark Products.

Altria has an established records retention policy with respect to documentation relevant to the use of 3TG in the Nu Mark Products.

Supplier Engagement and Contractual Requirements

As described in the summary of the RCOI above, in 2018, Nu Mark had a strong level of engagement with its direct suppliers and, when necessary, it directly engaged its upstream suppliers.

To encourage responsible 3TG sourcing, Nu Mark had agreements with its contract manufacturers requiring 3TG reporting and due diligence assistance for goods sold to Nu Mark. Nu Mark required its contract manufacturers to notify Nu Mark immediately if they determined that a Nu Mark Product or related component originated from a Covered Country. These agreements also required that contract manufacturers cooperate with the Conflict Minerals Team’s 3TG reporting and due diligence efforts.

Nu Mark periodically engaged with its direct suppliers in various ways including site visits, supplier communications, and training activities. During these engagement events, Nu Mark discussed ethical sourcing topics, including the responsible sourcing of 3TG, to promote actions consistent with Altria’s Mission & Values, a description of which is available on Altria’s website at http://www.altria.com/About-Altria/Our-Mission-and-Values/Pages/default.aspx.

Grievance Mechanism

Altria has internal reporting mechanisms to receive and act on concerns expressed by employees regarding possible improper or unethical business practices or violations of company policies (including Altria’s Code of Conduct), laws, or regulations. Suppliers and others may also notify Altria of potential improper or unethical business practices or violations of company policies, laws, or regulations via appropriate operating company contact information available on Altria’s website at http://www.altria.com/Pages/Contact-Us.aspx or by accessing the Altria Integrity WebLine available at https://altria.alertline.com/gcs/welcome.

Step 2. Identify and Assess Risks in the Supply Chain

As described in the summary of the RCOI above, the Conflict Minerals Team engaged with Nu Mark’s direct suppliers and, when necessary, its upstream suppliers to evaluate the source of 3TG in the Nu Mark Products. Upon receiving a supplier certification and report, members of the Conflict Minerals Team reviewed the information for consistency and accuracy. As noted above, when a report warranted clarification or confirmation, a member of the Conflict Minerals Team contacted the direct supplier, or in some cases the upstream supplier, to clarify or confirm the information and responses. The Conflict Minerals Team’s review also included checking all identified smelters and refiners against RMI’s Responsible Minerals Assurance Process database (the “Smelter Database”). With the exception of the smelters specifically noted in Table A, all smelters and refiners identified in Nu Mark’s supply chain were listed as conformant with the relevant Responsible Minerals Assurance Process assessment protocols in the Smelter Database as of March 2019 (including their RMI smelter identification number).

Step 3. Design and Implement a Strategy to Respond to Identified Risks

The Conflict Minerals Team performs a risk assessment to identify areas of possible concern within Nu Mark’s supply chain. The Conflict Minerals Team evaluates areas of possible concern and deploys appropriate risk mitigation controls and strategies. For example, one risk mitigation control is change notification, which requires members of the supply chain to notify Nu Mark before making any sourcing changes in the supply chain.

For 2018, Altria continued to provide enhanced transparency into Nu Mark’s supply chain by identifying the countries of origin for the 3TG in the Nu Mark Products. Table B below contains a list of countries that Nu Mark’s direct and upstream suppliers identified as being the sources of 3TG contained in the Nu Mark Products.

As noted above, the Conflict Minerals Team is comprised of a multidisciplinary group of subject matter experts that periodically reports to Altria’s senior management.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Nu Mark supported audits of 3TG smelters and refiners conducted by third parties through its participation in the RMI’s Responsible Minerals Assurance Process.

Step 5. Report Annually on Supply Chain Due Diligence

This report constitutes Altria’s annual report on its 3TG due diligence and is publicly available at www.altria.com/secfilings. The information contained in, and that can be accessed through, the respective websites of Altria Group, Inc. and its subsidiaries is not, and shall not be deemed to be, a part of this report or the related Form SD or incorporated into any other filings Altria Group, Inc. makes with the SEC.

Table A

Summary of Identified Smelters and Refiners for 2018

Metal	Smelter Name	RMI Smelter ID No.	Smelter Country
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.	CID000082	JAPAN
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN
Gold	Aurubis AG	CID000113	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Gold	Boliden AB	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
Gold	Cendres + Metaux S.A.	CID000189	SWITZERLAND
Gold	Chimet S.p.A.	CID000233	ITALY
Gold	Chugai Mining*	CID000264*	JAPAN
Gold	Daejin Indus Co., Ltd.	CID000328	KOREA, REPUBLIC OF
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	CID000362	GERMANY
Gold	Dowa	CID000401	JAPAN
Gold	Eco-System Recycling Co., Ltd.	CID000425	JAPAN
Gold	OJSC Novosibirsk Refinery	CID000493	RUSSIAN FEDERATION
Gold	HeeSung Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
Gold	Istanbul Gold Refinery	CID000814	TURKEY
Gold	Japan Mint	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA

Gold	Asahi Refining Canada Ltd.	CID000924	CANADA
Gold	JSC Uralelectromed	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN
Gold	Kazzinc	CID000957	KAZAKHSTAN

Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Gold	Kyrgyzaltyn JSC	CID001029	KYRGYZSTAN
Gold	LS-NIKKO Copper Inc.	CID001078	KOREA, REPUBLIC OF
Gold	Materion	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
Gold	Moscow Special Alloys Processing Plant	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RUSSIAN FEDERATION
Gold	PAMP S.A.	CID001352	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Gold	PX Precinox S.A.	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Gold	Royal Canadian Mint	CID001534	CANADA
Gold	Samduck Precious Metals	CID001555	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Gold	Torecom	CID001955	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	CID001977	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	CID002003	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA

Gold	Yamakin Co., Ltd.	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	CHINA
Gold	Umicore Precious Metals Thailand	CID002314	THAILAND
Gold	Geib Refining Corporation	CID002459	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna*	CID002511*	POLAND
Gold	Singway Technology Co., Ltd.	CID002516	TAIWAN
Gold	Al Etihad Gold Refinery DMCC	CID002560	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	CID002561	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	CID002580	ITALY
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Gold	Marsam Metals	CID002606	BRAZIL
Gold	SAAMP	CID002761	FRANCE
Gold	L'Orfebre S.A.	CID002762	ANDORRA
Gold	Italpreziosi	CID002765	ITALY
Gold	SAXONIA Edelmetalle GmbH	CID002777	GERMANY
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Gold	AU Traders and Refiners	CID002850	SOUTH AFRICA
Gold	Bangalore Refinery	CID002863	INDIA
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE
Gold	Safimet S.p.A	CID002973	ITALY
Tantalum	Asaka Riken Co., Ltd.	CID000092	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA
Tantalum	Exotech Inc.	CID000456	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Tantalum	LSM Brasil S.A.	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Tantalum	NPM Silmet AS	CID001200	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Tantalum	QuantumClean	CID001508	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA

Tantalum	Solikamsk Magnesium Works OAO	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
Tantalum	KEMET Blue Metals	CID002539	MEXICO
Tantalum	H.C. Starck Co., Ltd.	CID002544	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	GERMANY
Tantalum	H.C. Starck Inc.	CID002548	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	GERMANY
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN
Tantalum	KEMET Blue Powder	CID002568	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA
Tantalum	Power Resources Ltd.	CID002847	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
Tin	Alpha	CID000292	UNITED STATES OF AMERICA
Tin	CV Gita Pesona	CID000306	INDONESIA
Tin	PT Aries Kencana Sejahtera	CID000309	INDONESIA
Tin	PT Premium Tin Indonesia	CID000313	INDONESIA
Tin	CV United Smelting	CID000315	INDONESIA
Tin	Dowa	CID000402	JAPAN
Tin	EM Vinto	CID000438	BOLIVIA
Tin	Fenix Metals	CID000468	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CID000555*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	CHINA
Tin	China Tin Group Co., Ltd.	CID001070	CHINA
Tin	Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA

Tin	Mineracao Taboca S.A.	CID001173	BRAZIL
Tin	Minsur	CID001182	PERU
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA
Tin	PT Artha Cipta Langgeng	CID001399	INDONESIA
Tin	PT Babel Inti Perkasa	CID001402	INDONESIA
Tin	PT Bangka Tin Industry	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera	CID001421	INDONESIA
Tin	PT Bukit Timah	CID001428	INDONESIA
Tin	PT DS Jaya Abadi	CID001434	INDONESIA
Tin	PT Karimun Mining	CID001448	INDONESIA
Tin	PT Mitra Stania Prima	CID001453	INDONESIA
Tin	PT Panca Mega Persada	CID001457	INDONESIA
Tin	PT Prima Timah Utama	CID001458	INDONESIA
Tin	PT Refined Bangka Tin	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa	CID001468	INDONESIA
Tin	PT Sumber Jaya Indah	CID001471	INDONESIA
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa	CID001490	INDONESIA
Tin	PT Tommy Utama	CID001493	INDONESIA
Tin	Rui Da Hung	CID001539	TAIWAN
Tin	Soft Metais Ltda.	CID001758	BRAZIL
Tin	Thaisarco	CID001898	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Tin	Yunnan Tin Company Limited	CID002180	CHINA
Tin	CV Venus Inti Perkasa	CID002455	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Tin	Melt Metais e Ligas S.A.	CID002500	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
Tin	PT Inti Stania Prima	CID002530	INDONESIA
Tin	CV Ayi Jaya	CID002570	INDONESIA
Tin	CV Dua Sekawan	CID002592	INDONESIA
Tin	PT Rajehan Ariq	CID002593	INDONESIA
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Tin	Metallo Belgium N.V.	CID002773	BELGIUM
Tin	Metallo Spain S.L.U.	CID002774	SPAIN
Tin	PT Bangka Prima Tin	CID002776	INDONESIA
Tin	PT Sukses Inti Makmur	CID002816	INDONESIA
Tin	PT Kijang Jaya Mandiri	CID002829	INDONESIA
Tin	PT Menara Cipta Mulia	CID002835	INDONESIA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	CHINA
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA

Tin	Gejiu Jinye Mineral Company	CID002859	CHINA
Tin	PT Lautan Harmonis Sejahtera	CID002870	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Tin	PT Bangka Serumpun	CID003205	INDONESIA
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	CHINA
Tungsten	Global Tungsten & Powders Corp.	CID000568	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	CHINA
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	CHINA
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	CHINA
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	GERMANY
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	VIETNAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	CHINA
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	CHINA
Tungsten	Hydrometallurg, JSC	CID002649	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	CID002724	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	CHINA
Tungsten	ACL Metais Eireli	CID002833	BRAZIL
Tungsten	Woltech Korea Co., Ltd.	CID002843	KOREA, REPUBLIC OF

Tungsten	Moliren Ltd.	CID002845	RUSSIAN FEDERATION

* The smelters and refiners identified with an asterisk (*) are listed as "active" and are not yet "conformant" with the relevant Responsible Minerals Assurance Process assessment protocols per the Smelter Database as of March 2019.

Table B

Summary of Countries of Origin for 2018

Metal	Countries
Gold
Andorra, Australia, Austria, Belgium, Brazil, Canada, Chile, China, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Mexico, Netherlands, Philippines, Poland, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United States of America, Uzbekistan

Tin	Belgium, Bolivia, Brazil, China, Indonesia, Japan, Malaysia, Peru, Philippines, Poland, Spain, Taiwan, Thailand, United States of America
Tungsten	Austria, Brazil, China, Germany, Japan, Philippines, Republic of Korea, Russian Federation, United States of America, Vietnam
Tantalum	Brazil, China, Estonia, Germany, India, Japan, Kazakhstan, the Former Yugoslav Republic of Macedonia, Mexico, Russian Federation, Thailand, United States of America.